  EXHIBIT 5.1

CHRISTOPHER A. WILSON

PARTNER EMERITUS
CWILSON@SECURITIESLEGAL.COM
LICENSED IN CALIFORNIA

WILLIAM L. HORN
PARTNER
WILLIAM@SECURITIESLEGAL.COM
LICENSED IN CALIFORNIA

KACILYN A. BROKER
ASSOCIATE
KBROKER@SECURITIESLEGAL.COM
LICENSED IN CALIFORNIA

www.securitieslegal.com

GILBERT J. BRADSHAW
PARTNER
GIL@SECURITIESLEGAL.COM
LICENSED IN NEW YORK

JESSICA LOCKETT
SENIOR COUNSEL
JESS@SECURITIESLEGAL.COM
LICENSED IN CALIFORNIA

CAITLIN GARCIA
ASSOCIATE
CAITLIN@SECURITIESLEGAL.COM
LICENSED IN CALIFORNIA

August 5, 2025

Know Labs, Inc.

619 Western Avenue, Suite 610

Seattle, WA 98104

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Know Labs, Inc., a Nevada corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed on August 5, 2025 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 48,950,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be issued by the Company pursuant to the Know Labs, Inc. 2021 Equity Incentive Plan, as amended (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

We have reviewed the Company’s charter documents and the corporate proceedings taken by the Company in connection with the authorization of the Shares. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the documents and agreements evidencing the Share, such shares will be duly authorized, legally issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Sincerely,

/s/ Corporate Securities Legal LLP

CORPORATE SECURITIES LEGAL LLP

MAIN OFFICE: 650 TOWN CENTER DRIVE, SUITE 680,
COSTA MESA, CA 92626
45 ROCKEFELLER PLAZA, SUITE 200, NEW YORK, NY 10111